UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 1, 2017

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450 Aliso Viejo, California (Address of principal executive offices)	92656 (Zip Code)
(949) 382-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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Item 8.01	Other Events.
On May 1, 2017, The New Home Company Inc., a Delaware corporation (the “Company”), issued a press release announcing that it had priced its private tack-on offering (the “Offering”) to eligible purchasers of $75.0 million aggregate principal amount of 7.250% senior notes due 2022 (the “2022 Notes”). The 2022 Notes will be issued at an offering price of 102.750% of their face amount (plus accrued interest since March 17, 2017), which represents a yield of 6.438%. The Company intends to use the net proceeds from the Offering for working capital, land acquisition and general corporate purposes. The Company expects to close the Offering on May 4, 2017, subject to the satisfaction of customary closing conditions. In accordance with Rule 135c of the Securities Act, a copy of this press release is being filed as Exhibit 99.1 to this report and accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company.
The 2022 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated May 1, 2017

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The New Home Company Inc.

Date: May 1, 2017	By:	/s/John M. Stephens
John M. Stephens
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 1, 2017

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